Exhibit 99.1

CorEnergy Releases First Quarter 2015 Results

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – May 11, 2015 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) (“CorEnergy” or the “Company”) today announced financial results for the quarter ended March 31, 2015.

First Quarter Highlights and Subsequent Events

-	Declared a 3.8% increase in the dividend to $0.135 for first quarter, payable on May 29, 2015, consistent with guidance for annualized common stock dividends of no less than $0.54 per share for 2015
-	Achieved Adjusted Funds from Operations (AFFO) of $.15 per share, consistent with 2014 pro forma AFFO per share
-	Raised $56 million in gross proceeds through Series A Preferred offering in January 2015
-	Increased liquidity to approximately $116.6 million available for future investment
-	Reiterated CorEnergy’s long-term annual growth target of 3-5% in common stock dividends

“CorEnergy met expectations in the first quarter of 2015, tracking with pro forma results previously reported for the acquisitions completed in 2014. Our revenue model is based on predictable long-term contracts for access to mission-critical energy infrastructure. We believe this model provides our investors with reliable, utility-like dividend predictability in a tax-friendly REIT structure,” said David Schulte, Chief Executive Officer of CorEnergy. “We are introducing the term ‘Contribution Margin’ to refer to Total Lease Revenue, Security Distributions, Financing Revenue and Operating Results as reported in our annual and quarterly MD&A.1 This metric provides added transparency to earnings after direct operating costs and before corporate costs.”

Mr. Schulte continued, “CorEnergy’s strong liquidity today positions us to take advantage of acquisition opportunities in midstream assets as the U.S. energy sector responds to a lower energy price environment. We expect accretive acquisitions to support our dividend growth target for the next several years, while the upside from our contracts should support dividend growth over the longer term.”

Quarterly Performance Summary

We believe our first quarter results are representative of quarterly expectations for the remainder of 2015, consistent with the 2014 pro forma data previously presented, unless we complete additional investments or acquisitions. First quarter 2015 and first quarter 2014 results are not directly comparable, due to CorEnergy’s acquisitions and capital markets activity in 2014 and early 2015.

First quarter 2015 Contribution Margin1 of $11.8 million was consistent with the pro forma results disclosed in the Company’s Form 10-K for 2014. Expenses were also consistent, resulting in first quarter Adjusted Funds from Operations (AFFO) of $7.0 million, $.15 per share, providing coverage of our common stock dividend of $0.135.

First Quarter Ended March 31, 2015 Financial Summary

	For the Quarter Ended March 31, 2015
	Total	Per Share
Net Income (attributable to Common Stockholders)	$3,349,128	$0.07
NAREIT Funds from Operations (NAREIT FFO)	$6,971,163	$0.15
Funds From Operations (FFO)	$6,500,271	$0.14
Adjusted Funds From Operations (AFFO)	$6,984,084	$0.15

NAREIT FFO, FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. NAREIT FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO as we have presented it here, and historically, also excludes the impact of transactions related to the Company’s legacy BDC securities holdings. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above-market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate. Management uses AFFO as a measure of long-term sustainable operational performance. A reconciliation of NAREIT FFO, FFO and AFFO, as presented, to Net income attributable to CorEnergy stockholders is included in the additional financial information attached to this press release.

As of March 31, 2015, CorEnergy had approximately $116.6 million available for future investment. The January 2015 public offering of perpetual Series A Cumulative Redeemable Preferred Stock strengthened CorEnergy’s balance sheet by repaying $32 million of indebtedness under its revolving line of credit and adding to cash. The ratio of indebtedness to total capitalization is well under the long-term target of 25-50%.

Portfolio Update

Among the asset-specific developments in the first quarter:

Pinedale Liquids Gathering System

Under the Pinedale Liquids Gathering System (LGS) lease to a subsidiary of Ultra Petroleum, the 2015 annual adjustment for changes in the Consumer Price Index resulted in an increase in quarterly rent of $85 thousand for the gathering system in Wyoming. The increase took effect in the first quarter.

MoGas Pipeline System

The MoGas Pipeline System, an interstate natural gas pipeline extending from the St. Louis region into central Missouri, produced $3.6 million in revenue in the quarter ended March 31, 2015, the first full quarter since CorEnergy acquired the MoGas system in November 2014.

Portland Terminal Facility

The Portland Terminal Facility in Portland, Oregon, is generating increased base rent from operator Arc Terminals triggered by progress of construction projects announced when CorEnergy acquired the site in January 2014. As of March 31, 2015, CorEnergy had invested approximately $7.8 million of a planned $10 million, increasing the rent to approximately $480 thousand per month.

Omega Pipeline/Mowood

Omega Pipeline's agreement with the Department of Defense ("DOD") to serve the natural gas needs of the US Army's Fort Leonard Wood was set to expire on January 31, 2015, with a competitive bidding process for a new 10-year contract. On January 28, 2015, Omega received a 6-month bridge extension to continue providing natural gas until a new agreement is reached. Omega currently expects, based on statements from DOD and knowledge of the local market, to reach agreement by the end of the second quarter of 2015 for an additional 10-year term.

Salt Water Disposal Assets

First-quarter 2015 revenue was approximately $660 thousand from interest received on financing notes provided in 2014 to Black Bison Water Services, which operates salt water disposal wells in Wyoming, and SWD Enterprises, a subsidiary of Four Wood Energy Partners, which operates a salt water disposal facility in North Dakota.

Subsequent Events

The Eastern Interconnect Project (EIP) was leased to Public Service Company of New Mexico (PNM) through
March 31, 2015. As previously announced that lease terminated on April 1, 2015, with the sale of CorEnergy’s 40% interest in the power transmission property for cash of $7.7 million. Payment was received on April 1, 2015.

Due to reduced drilling activity in Black Bison Water Services’ area of operations, Black Bison requested, and the Company has granted, a waiver of certain financial covenants. One of those waivers will remain in place through December 31, 2015. In addition, CorEnergy has not yet received the first amortization payment from Black Bison, which was due March 31, 2015. The Company has no reason to believe the Black Bison are not fully collectible as of March 31, 2015.

Outlook

CorEnergy expects its portfolio of energy infrastructure assets – the Pinedale LGS, MoGas Pipeline, Portland Terminal Facility, Omega Pipeline and salt water disposal assets – to produce stable, recurring revenues in 2015. CorEnergy believes the cash flows from these holdings in 2015 will support annualized dividend payments of no less than $0.54 per share, as well as the Company’s long-term dividend growth target of 3-5% annually.

CorEnergy is pursuing a broadening set of opportunities in the pipeline, which provide the potential to reach $50 to $250 million per project type. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company expects to utilize balance sheet resources, including prudent leverage when available, supplemented with equity issuance if accretive to long-term shareholder value through increased dividends and diversification of assets.

Dividend Policy

A first quarter common stock cash dividend of $0.135 was declared on April 29, 2015, and is payable on May 29, 2015. CorEnergy intends to maintain a quarterly common stock dividend payment cycle of February, May, August and November. Dividend payouts may be affected by cash flow requirements and remain subject to other risks and uncertainties.

For the 7.375% Series A Preferred Stock, the initial cash dividend of $0.635069444 per depositary share was declared on April 29, 2015, and is payable on June 1, 2015 (as May 31, 2015 is not a business day). The preferred stock dividends subsequently are to be paid on or about the last day of August, November, February and May, totaling $1.84375 per depositary share for each full year, or 7.375% of the $25.00 liquidation preference per depositary share.

First Quarter 2015 Earnings Conference Call

CorEnergy will host a conference call Tuesday, May 12, 2015, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 1-877-407-8035 (for international callers, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format, and also for replay afterward, through a link available at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. on June 12, 2015, by dialing 1-877-660-6853 (for international callers, 1-201-612-7415). The Conference ID # is 13608405.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), the first publicly listed energy infrastructure Real Estate Investment Trust (REIT), primarily owns assets in the midstream and downstream U.S. energy sectors that perform utility-like functions, such as pipelines, storage terminals, and transmission and distribution assets. Our objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

1 Contribution Margin is a non-GAAP measure defined as Total Lease Revenue, Security Distributions, Financing Revenue and Operating Results, as reported in the MD&A section of CorEnergy’s Form 10-Q. Management believes that Lease Revenue, Security Distributions, Financing Revenue and Operating Results provides investors with information that will assist them in analyzing the operating performance of our leased assets, financing notes receivable, other equity securities and operating entities. As it pertains to other equity securities, the Company believes that net distributions received are indicative of the operating performance of the assets. Reconciliations of these results to Adjusted EBITDA Income Attributable to CorEnergy Stockholders and to Income Attributable to Common Stockholders are included in the additional financial information attached to this press release.

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $22,048,643 and $19,417,025	$259,676,456	$260,280,029
Leased property held for sale, net of accumulated depreciation of $6,448,603 and $5,878,933	7,678,246	8,247,916
Property and equipment, net of accumulated depreciation of $3,455,219 and $2,623,020	122,004,387	122,820,122
Financing notes and related accrued interest receivable, net	20,881,295	20,687,962
Other equity securities, at fair value	10,363,438	9,572,181
Cash and cash equivalents	26,634,586	7,578,164
Accounts and other receivables	8,145,544	7,793,515
Intangibles and deferred costs, net of accumulated amortization of $2,665,120 and $2,271,080	4,053,148	4,384,975
Prepaid expenses and other assets	722,865	732,110
Goodwill	1,718,868	1,718,868
Total Assets	$461,878,833	$443,815,842
Liabilities and Equity
Current maturities of long-term debt	$3,528,000	$3,528,000
Long-term debt	62,650,000	63,532,000
Accounts payable and other accrued liabilities	3,015,434	3,935,307
Management fees payable	1,226,155	1,164,399
Income Tax Liability	480,637	-
Deferred tax liability	1,147,196	1,262,587
Line of credit	565,583	32,141,277
Unearned revenue	—	711,230
Total Liabilities	$72,613,005	$106,274,800
Equity

Series A Cumulative Redeemable Preferred Stock 7.375%, $56,250,000 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 22,500 and 0 issued and outstanding as of March 31, 2015, and December 31, 2014	$56,250,000	-
Capital stock, non-convertible, $0.001 par value; 46,619,681 and 46,605,055 shares issued and outstanding at March 31, 2015, and December 31, 2014 (100,000,000 shares authorized)	46,619	46,605
Additional paid-in capital	306,036,447	309,950,440
Accumulated retained earnings	-	-
Accumulated other comprehensive income	177,195	453,302
Total CorEnergy Equity	362,510,261	310,450,347
Non-controlling Interest	26,755,567	27,090,695
Total Equity	389,265,828	337,541,042
Total Liabilities and Equity	$461,878,833	$443,815,842

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	For The Three Months Ended
	March 31, 2015	March 31, 2014
Revenue
Lease revenue	$7,336,101	$6,762,408
Sales revenue	2,341,655	3,259,530
Financing revenue	660,392	25,619
Transportation revenue	3,649,735	-
Total Revenue	13,987,883	10,047,557
Expenses
Cost of sales (excluding depreciation expense)	1,248,330	2,707,358
Management fees	1,171,974	783,868
Acquisition expense and professional fees	1,241,955	415,345
Depreciation and amortization expense	4,048,832	3,146,978
Transportation, maintenance and general and administrative	991,608	-
Operating expenses	206,360	222,741
Other expenses	154,590	233,742
Total Expenses	9,063,649	7,510,032
Operating Income	$4,924,234	$2,537,525
Other Income (Expense)
Net distributions and dividend income	$590,408	$5,056
Net realized and unrealized gain on other equity securities	449,798	1,294,182
Interest expense	(1,147,272)	(826,977)
Total Other Income (Expense)	(107,066)	472,261
Income before income taxes	4,817,168	3,009,786
Taxes
Current tax expense	435,756	854,075
Deferred tax benefit	(115,391)	(340,562)
Income tax expense, net	320,365	513,513
Net Income	4,496,803	2,496,273
Less: Net Income attributable to non-controlling interest	410,175	391,114
Net Income available to CorEnergy Stockholders	$4,086,628	$2,105,159
Preferred dividend requirements	737,500	-
Net Income attributable to Common Stockholders	$3,349,128	$2,105,159

Net Income	$4,496,803	$2,496,273
Other comprehensive income:
Changes in fair value of qualifying hedges attributable to CorEnergy stockholders	(276,107)	(70,620)
Changes in fair value of qualifying hedges attributable to non-controlling interest	(64,555)	(16,511)
Net Change in Other Comprehensive Income	$(340,662)	$(87,131)
Total Comprehensive Income	4,156,141	2,409,142
Less: Comprehensive income attributable to non-controlling interest	345,620	374,603
Comprehensive Income attributable to CorEnergy Stockholders	$3,810,521	$2,034,539
Earnings Per Common Share:
Basic and Diluted	$0.07	$0.07
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	46,613,258	29,973,357
Dividends declared per share	$0.130	$0.125

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock		Preferred Stock
	Shares	Amount	Amount	Warrants	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Non-Controlling Interest	Total
Balance at December 31, 2013	$24,156,163	$24,156	$-	$1,370,700	$173,441,019	$777,403	$1,580,062	$28,348,030	$205,541,370
Net Income	-	-	—	-	-	—	7,013,856	1,556,157	8,570,013
Net change in cash flow hedges	-	-	-	-	-	(324,101)	—	(75,780)	(399,881)
Total comprehensive income	-	-	-	-	-	(324,101)	7,013,856	1,480,377	8,170,132
Net offering proceeds from issuance of common stock	22,425,000	22,425	-	-	141,702,803	-	-	-	141,725,228
Dividends	-	—	-	-	(6,734,166)	-	(8,593,918)	-	(15,328,084)
Common stock issued under director's compensation plan	4,027	4	-	-	29,996	-	-	-	30,000
Distributions to Non-controlling interest	-	-	-	-	-	-	-	(2,737,712)	(2,737,712)
Reinvestment of dividends paid to stockholders	19,865	20	-	-	140,088	-	-	-	140,108
Warrant expiration	-	—	-	(1,370,700)	1,370,700	-	-	-	-
Balance at December 31, 2014	46,605,055	46,605	-	-	309,950,440	453,302	-	27,090,695	337,541,042
Net income	-	—	-	-	-	—	4,086,628	410,175	4,496,803
Net change in cash flow hedges	-	—	-	-	-	(276,107)	-	(64,555)	(340,662)
Total comprehensive income	-	-	-	-	-	(276,107)	4,086,628	345,620	4,156,141
Series A cumulative redeemable preferred stock, 7.375% - redemption value	-	-	56,250,000	-	(2,039,524)	-	-	-	54,210,476
Common stock dividends	-	-	-	-	(1,972,609)	-	(4,086,628)	-	(6,059,237)
Common stock issued under director's compensation plan	4,484	4	-	-	29,996	-	-	-	30,000
Distributions to Non-controlling interest	-	-	-	-	-	-	-	(680,748)	(680,748)
Reinvestment of dividends paid to common stockholders	10,142	10	-	-	68,144	-	-	-	68,154
Balance at March 31, 2015 (Unaudited)	$46,619,681	$46,619	$56,250,000	$-	$306,036,447	$177,195	$-	$26,755,567	$389,265,828

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For The Three Months Ended
	March 31, 2015	March 31, 2014
Operating Activities
Net Income	$4,496,803	$2,496,273
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax, net	(115,391)	(340,561)
Depreciation and amortization	4,426,559	3,364,803
Net distributions and dividend income, including recharacterization of income	(371,323)	(1,294,182)
Net realized and unrealized gain on other equity securities	(449,798)	(17,489)
Unrealized gain on derivative contract	(16,880)	-
Common stock issued under directors compensation plan	30,000	-
Changes in assets and liabilities:
(Increase) decrease in accounts and other receivables	(352,029)	127,323
Increase in financing note accrued interest receivable	(200,167)	-
Increase in prepaid expenses and other assets	(295,441)	(107,057)
Increase in management fee payable	61,756	92,262
Decrease in accounts payable and other accrued liabilities	(821,951)	(84,245)
Increase in current income tax liability	480,637	1,033,247
Increase (decrease) in unearned revenue	(711,230)	2,844,914
Net cash provided by operating activities	$6,161,545	$8,115,288
Investing Activities
Acquisition expenditures	(2,041,642)	(41,887,644)
Purchases of property and equipment	(16,464)	-
Increase in financing notes receivable	(31,442)	(4,107,955)
Return of capital on distributions received	29,864	491,260
Net cash used in investing activities	$(2,059,684)	$(45,504,339)
Financing Activities
Debt financing costs	(53,705)	(220,000)
Net offering proceeds	54,137,791	45,624,563
Dividends paid	(5,991,083)	(2,990,215)
Distributions to non-controlling interest	(680,748)	-
Advances on revolving line of credit	1,945,361	1,523,266
Payments on revolving line of credit	(33,521,055)	(1,122,096)
Principal payment on credit facility	(882,000)	(294,000)
Net cash provided by financing activities	$14,954,561	$42,521,518
Net Change in Cash and Cash Equivalents	$19,056,422	$5,132,467
Cash and Cash Equivalents at beginning of period	7,578,164	17,963,266
Cash and Cash Equivalents at end of period	$26,634,586	$23,095,733

Supplemental Disclosure of Cash Flow Information
Interest paid	$943,101	$690,570
Income taxes paid (net of refunds)	$295,901	$(179,172)

Non-Cash Operating Activities
Change in accounts payable and accrued expenses related to prepaid assets and other expense	$19,096	$-

Non-Cash Investing Activities
Change in accounts payable and accrued expenses related to acquisition expenditures	$(13,597)	$78,121
Change in accounts payable and accrued expenses related to issuance of financing and other notes receivable	$(39,248)	$-

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to the issuance of equity	$(72,685)	$-
Change in accounts payable and accrued expenses related to debt financing costs	$8,509	$-
Reinvestment of distributions by common stockholders in additional common shares	$68,154	$29,305

CorEnergy Infrastructure Trust, Inc.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

NAREIT FFO, FFO Adjusted for Securities Investment and AFFO Reconciliation

	For The Three Months Ended March 31, 2015	For The Three Months Ended March 31, 2014
Net Income available to CorEnergy Stockholders	$4,086,628	$2,105,159
Less:
Preferred Dividend Requirements	737,500	—
Net Income attributable to Common Stockholders	3,349,128	2,105,159
Add:
Depreciation	4,033,490	3,131,637
Less:
Non-Controlling Interest attributable to NAREIT FFO reconciling items	411,455	411,455
NAREIT funds from operations (NAREIT FFO)	6,971,163	4,825,341
Add:
Distributions received from investment securities	248,949	496,316
Income tax expense, net	320,365	513,513
Less:
Net distributions and dividend income	590,408	5,056
Net realized and unrealized gain (loss) on other equity securities	449,798	1,294,182
Funds from operations adjusted for securities investments (FFO)	6,500,271	4,535,932
Add:
Transaction costs	672,747	16,217
Amortization of debt issuance costs	305,710	144,840
Amortization of deferred lease costs	15,342	15,341
Amortization of above market leases	72,987	72,984
Noncash costs associated with derivative instruments	(16,880)	(17,489)
Less:
EIP Lease Adjustment	542,809	542,809
Non-Controlling Interest attributable to AFFO reconciling items	23,284	23,170
Adjusted funds from operations (AFFO)	$6,984,084	$4,201,846

Weighted Average Common Shares	46,613,258	29,973,357
NAREIT FFO attributable to Common Stockholders	$0.15	$0.16
FFO attributable to Common Stockholders	$0.14	$0.15
AFFO attributable to Common Stockholders	$0.15	$0.14

Lease Revenue, Security Distributions, Financing Revenue, and Operating Results

	For The Three Months Ended
	March 31, 2015	March 31, 2014
Lease Revenue, Security Distributions, Financing Revenue, and Operating Results
Leases:
Lease revenue	$7,336,101	$6,762,408
Other Equity Securities:
Net cash distributions received	248,949	496,316
Financing:
Financing revenue	660,392	25,619
Operations:
Sales revenue	2,341,655	3,259,530
Transportation revenue	3,649,735	—
Cost of sales	(1,248,330)	(2,707,358)
Transportation, maintenance and general and administrative	(991,608)	—
Operating expenses (excluding depreciation and amortization)	(206,360)	(222,741)
Net Operations (excluding depreciation and amortization)	$3,545,092	$329,431
Total Lease Revenue, Security Distributions, Financing Revenue and Operating Results	$11,790,534	$7,613,774
Expenses	(2,568,519)	(1,432,955)
Non-Controlling Interest attributable to Adjusted EBITDA Items	(969,987)	(956,414)
Preferred dividend requirements	(737,500)	-
Adjusted EBITDA attributable to Common Stockholders	$7,514,528	$5,224,405

	For The Three Months Ended
	March 31, 2015	March 31, 2014
Adjusted EBITDA available to CorEnergy Stockholders	$7,514,528	$5,224,405
Other Adjustments:
Distributions and dividends received in prior period previously deemed a return of capital (recorded as a cost reduction) and reclassified as income in a subsequent period	371,323	(491,260)
Net realized and unrealized gain on securities, noncash portion	419,934	1,294,182
Depreciation & amortization	(4,048,832)	(3,146,978)
Interest expense, net	(1,147,272)	(826,977)
Non-controlling interest attributable to depreciation, amortization and interest expense	559,812	565,300
Income tax benefit (expense)	(320,365)	(513,513)
Income Attributable to Common Stockholders	$3,349,128	$2,105,159

Adjusted EBITDA per share (basic and diluted)	$0.16	$0.17
Net earnings per share (basic and diluted)	$0.07	$0.07
AFFO per share (basic and diluted)(1)	$0.15	$0.14
Book value per share (basic and diluted)(2)	$6.57	$7.01

Contact Information:

Investor Relations, Debbie Hagen, 877-699-CORR (2677), info@corridortrust.com